                                                                    EXHIBIT 99.2

                           SYNAGRO TECHNOLOGIES, INC.
                         NOTICE OF GUARANTEED DELIVERY

                         FOR TENDER OF ALL OUTSTANDING
      9 1/2% SENIOR SUBORDINATED NOTES DUE 2009 IN EXCHANGE FOR REGISTERED
                   9 1/2% SENIOR SUBORDINATED NOTES DUE 2009

     This form, or one substantially equivalent hereto, must be used by a holder to accept the Exchange Offer of Synagro Technologies, Inc. (the "Issuer"), and to tender outstanding unregistered 9 1/2% Senior Secured Notes due 2009 (the "Old Notes") to Wells Fargo Bank Minnesota, National Association, as exchange agent (the "Exchange Agent") pursuant to the guaranteed delivery procedures described in "The Exchange Offer -- Guaranteed Delivery Procedures" of the
Issuer's prospectus dated          , 2002 (the "Prospectus") and in Instruction
2 to the related Letter of Transmittal. Any holder who wishes to tender Old Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery, properly completed and duly executed, prior to the Expiration Date (as defined below) of the Exchange Offer. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
          , 2002 (THE "EXPIRATION DATE"), UNLESS SOONER TERMINATED OR EXTENDED. OLD NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE FOR THE EXCHANGE OFFER.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION


        For Delivery By Mail (registered or certified mail recommended):


                Wells Fargo Bank Minnesota, National Association


                           Corporate Trust Operations


                                 MAC N9303-121


                                 P.O. Box 1517


                       Minneapolis, Minnesota 55480-1517



                 For Delivery By Overnight Courier or By Hand:


                Wells Fargo Bank Minnesota, National Association


                           Corporate Trust Operations


                                 MAC N9303-121


                              Sixth and Marquette


                          Minneapolis, Minnesota 55479


            By Facsimile Transmission (eligible institutions only):

                                 (612) 667-4927

                Attn: Melissa A. Scott, Corporate Trust Officer

                             Confirm by telephone:

                                 (800) 344-5128


     Delivery of this instrument to an address other than as set forth above, or transmission via facsimile to a number other than as set forth above, will not constitute a valid delivery. The instructions accompanying this

Notice of Guaranteed Delivery should be read carefully before the Notice of Guaranteed Delivery is completed.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space in the box provided on the Letter of Transmittal for guarantee of signatures.

Ladies and Gentlemen:

     The undersigned hereby tenders to the Issuer, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures" and in Instruction 2 of the Letter of Transmittal.

     The undersigned hereby tenders the Old Notes listed below:

---------------------------------------------------------------------------------------------------------------
                                 CERTIFICATE NUMBER(S) (IF
                                  KNOWN) OF OLD NOTES OR             AGGREGATE
                                   ACCOUNT NUMBER AT THE          PRINCIPAL AMOUNT       AGGREGATE PRINCIPAL
       TITLE OF SERIES           DEPOSITORY TRUST COMPANY           REPRESENTED            AMOUNT TENDERED
---------------------------------------------------------------------------------------------------------------
  Synagro Technologies, Inc.
  9 1/2% Senior Subordinated
  Notes due 2009

---------------------------------------------------------------------------------------------------------------

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                            PLEASE SIGN AND COMPLETE

---------------------------------------------------          ---------------------------------------------------

---------------------------------------------------          ---------------------------------------------------
Name(s) of Registered Holders(s)                             Signatures of Registered Holder(s) or Authorized
                                                             Signatory

---------------------------------------------------

---------------------------------------------------
Address
---------------------------------------------------
Area Code and Telephone Number(s)                            Dated ------------------------------------, 2002

--------------------------------------------------------------------------------


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     This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Notes exactly as the name(s) of such person(s) appear(s) on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

                      Please print name(s) and address(es)

Name(s):

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

Capacity:

         -----------------------------------------------------------------------

Address(es):

         -----------------------------------------------------------------------

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                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, hereby guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof or agent's message in lieu thereof), together with the Old Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at the DTC described in the Prospectus under the caption "The Exchange
Offers -- Book-Entry Transfer" and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, within five New York Stock Exchange trading days following the Expiration Date.

  ----------------------------------------------------         ----------------------------------------------------
                  Name of Firm Address                                         Authorized Signature
  ----------------------------------------------------         ----------------------------------------------------
                         Address                                                       Title
  ----------------------------------------------------         ----------------------------------------------------
                        Zip Code                                              (Please Type or Print)

DO NOT SEND OLD NOTES WITH THIS FORM. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

--------------------------------------------------------------------------------

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

     1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery (or facsimile hereof or an agent's message and Notice of Guaranteed Delivery in lieu hereof) and any other documents required by this Notice of Guaranteed Delivery with respect to the Old Notes must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date of the Exchange Offer The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to ensure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

     2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this Notice of Guaranteed Delivery (or facsimile hereof) is signed by the registered holder(s) of the Old Notes referred to herein, the signature(s) must correspond exactly with the name(s) written on the face of the Old Notes without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery (or facsimile hereof) is signed by a participant of the DTC whose name appears on a security position listing as the owner of the Old Notes, the signature must correspond with the name shown on the security position listing as the owner of the Old Notes.

     If this Notice of Guaranteed Delivery (or facsimile hereof) is signed by a person other than the registered holder(s) of any Old Notes listed or a participant of the DTC, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the Old Notes or signed as the name(s) of the participant shown on the DTC's security position listing.

     If this Notice of Guaranteed Delivery (or facsimile hereof) is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Exchange Agent of such person's authority to so act.

     3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the Prospectus and this Notice of Guaranteed Delivery may be directed to the Exchange Agent at the address set forth on the cover page hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.